Exhibit 99.4

Polymer Group, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On June 11, 2014, PGI Polímeros do Brasil, (“Acquisition Co.”) a wholly-owned subsidiary of Polymer Group, Inc. (the “Company”), completed the acquisition of 71.25% of the outstanding capital stock of Companhia Providência Indústria e Comércio, a Brazilian corporation (sociedade anônima) (“Providência”) (the “Providência Acquisition”). The consideration due at closing of the Providência Acquisition was approximately R$449.0 million, of which (i) approximately R$430.6 million was paid to the selling stockholders (the “Sellers”) (subject to specified deductions for certain transaction expenses), and (ii) R$18.4 million was deposited into an escrow account. Approximately R$106.9 million of deferred purchase price, which shall accrete 9.5% per annum compounded daily, shall be paid to the selling stockholders to the extent certain existing and potential tax claims are resolved (the “Deferred Purchase Price”). Within 30 days of the closing of the Providência Acquisition, Acquisition Co. is required to file a mandatory tender offer registration request with the Brazilian Securities and Exchange Commission in order to launch, after its approval, a tender offer on at least the same terms and conditions as under the stock purchase agreement relating to the Providência Acquisition (the “Stock Purchase Agreement”) to acquire the remaining outstanding capital stock of Providência from the minority shareholders (the “Mandatory Tender Offer”). Assuming all shares outstanding that will not be owned by Acquisition Co. after the closing of the Providência Acquisition are tendered by the minority shareholders on the same terms and price per share as that payable to the Sellers under the Stock Purchase Agreement, the total consideration for the Mandatory Tender Offer will be approximately R$228.2 million (or $100.8 million), payable as follows: (1) approximately R$184.3 million (or $81.4 million) would be due on the closing date of the Mandatory Tender Offer, of which (i) approximately R$176.7 million (or $78.1 million) would be paid to the tendering minority shareholders and (ii) approximately R$7.6 million (or $3.4 million) would be deposited into an escrow account to guarantee certain indemnification obligations, which amount would be released to the tendering minority shareholders if such obligations are not due, and (2) approximately R$43.1 million (or $19.0 million) would constitute deferred purchase price, which would accrete at a rate of 9.5% per annum accrued daily, and paid to the tendering minority shareholders to the extent certain existing and potential tax claims are resolved. Except as otherwise indicated, certain Brazilian real amounts have been converted to U.S. dollars at a rate of R$1.00 = $0.4419, which was the spot rate on March 31, 2014.

In connection with the Providência Acquisition, the Company obtained $415.0 million of commitments for incremental term loans pursuant to an incremental amendment to the Term Loan Facility (the “Term Loan Amendment”), of which the Company borrowed $310.0 million of incremental term loans (“Additional Term Loans”). Also in connection with the Providência Acquisition, the Company issued $210.0 million aggregate principal amount of 6.875% senior notes due 2019 (the “senior unsecured notes”). The net proceeds of the Additional Term Loans and the senior unsecured notes which were used to fund the cash consideration due in respect of the Providência Acquisition at closing, to repay certain existing debt of Providência and to pay related fees and expenses. The remaining proceeds will be used to fund all or a portion of the payment to the tendering minority shareholders, if any, pursuant to the Mandatory Tender Offer, to pay the Deferred Purchase Price and/or for general corporate purposes, which may include repayment of existing indebtedness.

The remaining $105.0 million of commitments (the “Delayed Draw Term Loans”) will be available for borrowing through December 31, 2014, subject to customary conditions precedent. The Company intends to use the proceeds of the Delayed Draw Term Loans, if drawn, to repay certain such indebtedness of Providência that will remain outstanding following the completion of the Transactions. The Company may also use the proceeds of the Delayed Draw Term Loans for general corporate purposes, which may include repayment of existing secured indebtedness. The offering of the senior unsecured notes and the use of proceeds therefrom, the Term Loan Amendment and the use of proceeds from the Additional Term Loans, the completion of the Providência Acquisition and the payment of related fees and expenses are collectively referred to as the “Transactions.”

On November 15, 2013, PGI Acquisition Limited, a wholly-owned subsidiary of the Company, completed the acquisition of the entire issued and to be issued share capital of Fiberweb plc now known as Fiberweb Limited, (“Fiberweb”) for total cash consideration of approximately £180.1 million (or $287.8 million, based on the effective exchange rate of £1.00 = $1.5980), which was funded on November 27, 2013. To fund the cash consideration and to pay certain related fees and expenses, the Company borrowed $268.0 million under the secured bridge credit facility, dated as of September 17, 2013 (as further amended or supplemented from time to time, the “Secured Bridge Facility”) and $50.0 million under the unsecured bridge credit facility, dated as of November 26, 2013 (as further amended or supplemented from time to time, the “Unsecured Bridge Facility” and, together with the Secured Bridge Facility, the “Bridge Facilities”). The completion of the acquisition of Fiberweb, the borrowings under the Bridge Facilities and the use of proceeds therefrom are collectively referred to as the “Fiberweb Acquisition.” On December 19, 2013, the Company entered into the Senior Secured Credit Agreement, dated as of December 19, 2013 (the “Term Loan Facility”) and borrowed $295.0 million of term loans thereunder (the “Term Loans”). In addition, investment funds affiliated with The Blackstone Group made an additional equity investment of approximately $30.7 million in Scorpio Holdings Corporation, the Company’s indirect parent company, the proceeds of which were contributed as a capital contribution to Scorpio Acquisition Corporation, the Company’s direct parent, which in turn contributed such proceeds to the Company as a capital contribution (the “Equity Contribution”). The proceeds of such borrowings under the Term Loans and the Equity Contribution were used to repay in full the amounts outstanding under the Bridge Facilities. Following such repayment, the Bridge Facilities were terminated. The Equity Contribution, the borrowings under the Term Loans and the use of proceeds therefrom are collectively referred to as the “Fiberweb Refinancing.”

The unaudited pro forma condensed combined financial information herein is based upon the historical consolidated financial statements of the Company, Fiberweb and Providência and has been prepared to illustrate the effects of the Fiberweb Acquisition, the Fiberweb Refinancing and the Transactions. The accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 29, 2014, the three months ended March 30, 2013 and the year ended December 28, 2013 have been prepared to give pro forma effect to the Fiberweb Acquisition, the Fiberweb Refinancing and the Transactions as if they had occurred on December 30, 2012. The accompanying unaudited pro forma condensed combined balance sheet as of March 29, 2014 has been prepared to give pro forma effect to the Fiberweb Acquisition, the Fiberweb Refinancing and the Transactions as if they had occurred on March 29, 2014.

Following the Providência Acquisition, the Company will indirectly own 71.25% of the outstanding capital stock of Providência. Within 30 days of the completion of the Providência Acquisition, Acquisition Co. will commence the Mandatory Tender Offer. While the Company intends to acquire the remaining shares of Providência pursuant to the Mandatory Tender Offer, there is no assurance that the Company will be able to do so. If the Company does acquire more shares, the balance sheet will reflect lower cash and noncontrolling interests and the combined statements of operations will reflect lower earnings attributable to noncontrolling interests for the percentage of Providência capital stock that the Company acquires. The following unaudited pro forma condensed combined financial information, assumes that the Company only owns 71.25% of the outstanding capital stock of Providência.

The following unaudited pro forma condensed combined balance sheet information includes only factually supportable adjustments that are directly attributable to the Fiberweb Acquisition, the Fiberweb Refinancing or the Transactions, as applicable, regardless of whether they have a continuing impact or are nonrecurring. The following unaudited pro forma condensed combined statements of operations include only factually supportable adjustments that are directly attributable to the Fiberweb Acquisition, the Fiberweb Refinancing or the Transactions, as applicable, and are expected to have a continuing impact. The unaudited pro forma condensed combined financial statements are based on preliminary estimates and assumptions, which have been made solely for the purposes of developing such pro forma information. The Providência Acquisition has been accounted for using the acquisition method of accounting in accordance with current accounting guidance for business combinations and non-controlling interest. As a result, the total purchase price has been preliminarily allocated to the net tangible and intangible assets acquired and liabilities assumed of Providência based on their estimated fair values. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill. The preliminary allocation reflects management’s best estimates of fair value, which are based on certain assumptions relating to the Providência Acquisition, including prior acquisition experience, benchmarking of similar acquisitions and historical data. In addition, portions of the preliminary allocation are dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Upon completion of detailed valuation studies and the final determination of fair value, the Company may make additional adjustments to the fair value allocation, which may differ significantly from the valuations set forth in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments such as increased depreciation and amortization expense on acquired tangible and intangible assets, increased interest expense on the debt incurred in connection with the Providência Acquisition as well as the tax impacts related to these adjustments. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. In addition, the unaudited pro forma condensed combined financial information include adjustments, which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Fiberweb Acquisition, the Fiberweb Refinancing or the Transactions, as applicable, been completed as of the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the combined company. As a result, they do not reflect future events that may occur after the Transactions, including the recently announced redemption of $56.0 million aggregate principal amount of the Company’s 7.75% Senior Secured Notes due 2019, the potential realization of any cost savings from operating efficiencies, synergies, restructuring or any other costs relating to the integration of the Providência. Therefore, the actual amounts recorded as of date of acquisition and thereafter may differ from the information presented herein. The information presented below should be read in conjunction with the historical financial statements of the Company, Providência and Fiberweb including the related notes thereto.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 29, 2014

	PGI	Providência As Adjusted(1)	Pro Forma Adjustments(2)		Combined
	in thousands
ASSETS
Current assets:
Cash and cash equivalents	$59,640	$20,948	$99,281	G	$179,869
Accounts receivable, net	213,301	70,157	—	A	283,458
Inventories, net	152,282	29,444	3,556	B	185,282
Deferred income taxes	3,023	3,870	—		6,893
Other current assets	76,627	33,167	(18,072)	I	91,722

Total current assets	504,873	157,586	84,765		747,224

Property, plant and equipment, net	611,016	324,839	75,161	C	1,011,016
Goodwill	120,305	143,403	(143,403)	D	200,789
			80,484	F
Intangible assets, net	164,405	24,726	(24,726)	D	183,630
			4,500	E
			14,725	H
Deferred income taxes	2,499	4,280	—		6,779
Other noncurrent assets	26,939	4,757	—		31,696

Total assets	$1,430,037	$659,591	$91,506		$2,181,134

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$8,147	$—	$—		$8,147
Accounts payable and accrued expenses	302,094	22,695	—		324,789
Income taxes payable	3,571	922	—		4,493
Deferred income taxes	1,195	—	1,249	K	2,444
Current portion of long-term debt	12,333	42,993	(42,993)	D	24,953
			12,620	G

Total current liabilities	327,340	66,610	(29,124)		364,826

Long-term debt	878,656	215,909	(150,935)	D	1,451,010
			507,380	G
Deferred consideration	—	—	47,228	G	47,228
Deferred income taxes	23,632	15,781	21,564	K	60,977
Other noncurrent liabilities	59,809	423	—		60,232

Total liabilities	1,289,437	298,723	396,113		1,984,273

Commitments and contingencies
Stockholders’ equity:
Common stock	—	180,738	(180,738)	J	—
Additional paid-in capital	296,407	5,431	(5,431)	J	296,407
Retained earnings (deficit)	(150,241)	175,319	(215,254)	J	(190,176)
Accumulated other comprehensive income (loss)	(6,419)	(620)	620	J	(6,419)

Total PGI stockholders’ equity	139,747	360,868	(400,803)		99,812
Noncontrolling interests	853	—	96,196	J	97,049

Total equity	140,600	360,868	(304,607)		196,861

Total liabilities and equity	$1,430,037	$659,591	$91,506		$2,181,134

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1)	See Note 5 for additional information on the components included under the heading “Providência As Adjusted.”
(2)	See Note 3 for additional information on the components included under the heading “Pro Forma Adjustments.”

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 29, 2014

	PGI As Reported	Conforming Adjustments(1)	PGI As Adjusted	Providência As Adjusted(2)	Providência Pro Forma Adjustments(3)		Combined
	in thousands
Net sales	$422,584	$—	$422,584	$89,521	$—		$512,105
Cost of goods sold	(347,948)	2,429	(345,519)	(69,443)	(873)	A	(415,835)

Gross profit	74,636	2,429	77,065	20,078	(873)		96,270
Selling, general and administrative expenses	(56,019)	—	(56,019)	(15,080)	(116)	A	(70,800)
					415	B
Special charges, net	(8,711)	—	(8,711)	—	—		(8,711)
Other operating, net	(1,069)	—	(1,069)	—	—		(1,069)

Operating income (loss)	8,837	2,429	11,266	4,998	(574)		15,690
Other income (expense):
Interest expense	(17,906)	—	(17,906)	(2,408)	(6,801)	C	(27,115)
Foreign currency and other, net	4,959	—	4,959	(2,778)	(11,998)	D	(9,817)

Income (loss) before income taxes	(4,110)	2,429	(1,681)	(188)	(19,373)		(21,242)
Income tax (provision) benefit	(5,700)	(329)	(6,029)	(1,663)	6,803	E	(889)

Net income (loss)	(9,810)	2,100	(7,710)	(1,851)	(12,570)		(22,131)
Less: Noncontrolling interests	(16)	—	(16)	—	(4,146)	F	(4,162)

Net income (loss) attributable to PGI	$(9,794)	$2,100	$(7,694)	$(1,851)	$(8,424)		$(17,969)

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1)	The following is a summary of the material adjustments reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 29, 2014 under the “Conforming Adjustments” column heading:

•	At acquisition, assets and liabilities of an acquired business are recognized at fair value. Inventory is valued at net realizable value which is the estimated selling price, less the sum of (a) cost of disposal and (b) a reasonable profit margin for the selling effort. Based upon a preliminary valuation analysis, the estimated fair value of acquired inventory related to the Fiberweb Acquisition was $71.1 million. The $9.3 million step up in inventory value was amortized into earnings over the period of the Company’s normal inventory turns, which approximated two months. However, the $2.4 million impact of this adjustment to the current period has been removed in the Unaudited Pro Forma Condensed Combined Statement of Operations since it is nonrecurring in nature.

•	For purposes of the Unaudited Pro Forma Condensed Combined Statement of Operations, the effective tax rate of 37.7% (the Company’s applicable statutory tax rate) has been used to calculate any necessary tax effects associated with these adjustments. Tax amounts associated with the inventory adjustment were recorded using a tax rate of 33.3%, the rate utilized for non-U.S. adjustments.

(2)	See Note 5 for additional information on the components included under the heading “Providência As Adjusted.”

(3)	See Note 4 for additional information on the components included under the heading “Providência Pro Forma Adjustments.”

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 30, 2013

	PGI As Reported	Fiberweb As Adjusted(1)	Fiberweb Pro Forma Adjustments(2)	PGI As Adjusted	Providência As Adjusted(3)	Providência Pro Forma Adjustments(4)		Combined
	in thousands
Net sales	$287,082	$118,724	$—	$405,806	$79,057	$—		$484,863
Cost of goods sold	(241,216)	(92,862)	114	(333,964)	(57,202)	(873)	A	(392,039)

Gross profit	45,866	25,862	114	71,842	21,855	(873)		92,824
Selling, general and administrative expenses	(34,342)	(20,207)	(1,256)	(55,805)	(14,937)	(116)	A	(70,418)
						440	B
Special charges, net	(1,804)	(398)	—	(2,202)	—	—		(2,202)
Other operating, net	(340)	867	—	527	—	—		527

Operating income (loss)	9,380	6,124	(1,142)	14,362	6,918	(549)		20,731
Other income (expense):
Interest expense	(12,084)	(556)	(4,095)	(16,735)	(2,382)	(6,802)	C	(25,919)
Foreign currency and other, net	(1,420)	—	—	(1,420)	(1,699)	—		(3,119)

Income (loss) before income taxes	(4,124)	5,568	(5,237)	(3,793)	2,837	(7,351)		(8,307)
Income tax (provision) benefit	(2,103)	(1,976)	1,974	(2,105)	(1,039)	2,582	E	(562)

Net income (loss)	(6,227)	3,592	(3,263)	(5,898)	1,798	(4,769)		(8,869)
Less: Noncontrolling interests	—	—	—	—	—	(854)	F	(854)

Net income (loss) attributable to PGI	$(6,227)	$3,592	$(3,263)	$(5,898)	$1,798	$(3,915)		$(8,015)

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1)	See Note 6 for additional information on the components included under the heading “Fiberweb As Adjusted.”
(2)	Reflects amounts associated with the acquisition method of accounting, whereby the Fiberweb purchase price is allocated to assets acquired and liabilities assumed based on the preliminary estimate of fair market value of such assets and liabilities at the date of acquisition. Amounts recorded within Operating income (loss) reflect incremental depreciation and amortization associated with the preliminary valuation of property, plant and equipment and identified intangible assets. Amounts recorded within Interest expense reflects incremental interest expense, including $0.2 million of deferred financing costs amortization, associated with borrowings incurred to finance the Fiberweb Acquisition. The effective tax rate of 37.7% (the Company’s applicable statutory tax rate) has been used to calculate any necessary tax effects associated with these adjustments.
(3)	See Note 5 for additional information on the components included under the heading “Providência As Adjusted.”
(4)	See Note 4 for additional information on the components included under the heading “Providência Pro Forma Adjustments.”

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 28, 2013

	PGI As Reported	Fiberweb As Adjusted(1)	Fiberweb Pro Forma Adjustments(2)	PGI As Adjusted	Providência As Adjusted(3)	Providência Pro Forma Adjustments(4)		Combined
	in thousands
Net sales	$1,214,862	$397,647	$—	$1,612,509	$360,614	$—		$1,973,123
Cost of goods sold	(1,018,456)	(312,438)	6,512	(1,324,382)	(272,343)	(3,491)	A	(1,600,216)

Gross profit	196,406	85,209	6,512	288,127	88,271	(3,491)		372,907
Selling, general and administrative expenses	(153,412)	(70,532)	(3,885)	(227,829)	(55,725)	(464)	A	(282,340)
						1,678	B
Special charges, net	(33,188)	(15,945)	15,386	(33,747)	—	—		(33,747)
Other operating, net	(2,512)	2,009	—	(503)	(1,260)	—		(1,763)

Operating income (loss)	7,294	741	18,013	26,048	31,286	(2,277)		55,057
Other income (expense):
Interest expense	(55,974)	(2,899)	(14,007)	(72,880)	(12,890)	(23,898)	C	(109,668)
Foreign currency and other, net	(12,185)	—	—	(12,185)	(4,866)	—		(17,051)

Income (loss) before income taxes	(60,865)	(2,158)	4,006	(59,017)	13,530	(26,175)		(71,662)
Income tax (provision) benefit	22,593	(3,520)	(1,511)	17,562	(4,828)	9,194	E	21,928

Net income (loss)	(38,272)	(5,678)	2,495	(41,455)	8,702	(16,981)		(49,734)
Less: Noncontrolling interests	(34)	(127)	—	(161)	—	(2,380)	F	(2,541)

Net income (loss) attributable to PGI	$(38,238)	$(5,551)	$2,495	$(41,294)	$8,702	$(14,601)		$(47,193)

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1)	See Note 6 for additional information on the components included under the heading “Fiberweb As Adjusted”.
(2)	Reflects amounts associated with the acquisition method of accounting, whereby the Fiberweb purchase price is allocated to assets acquired and liabilities assumed based on the preliminary estimate of fair market value of such assets and liabilities at the date of acquisition. The effective tax rate of 37.7% (the Company’s applicable statutory tax rate) has been used to calculate any necessary tax effects associated with these adjustments.

At acquisition, assets and liabilities of an acquired business are recognized at fair value. Inventory is valued at net realizable value which is the estimated selling price, less the sum of (a) cost of disposal and (b) a reasonable profit margin for the selling effort. Based upon a preliminary valuation analysis, the estimated fair value of acquired inventory related to the Fiberweb Acquisition was $71.1 million. The $9.3 million step up in inventory value was amortized into earnings over the period of the Company’s normal inventory turns, which approximated two months. However, the $6.9 million impact of this adjustment to Cost of goods sold in the current period has been removed in the Unaudited Pro Forma Condensed Combined Statement of Operations since it is nonrecurring in nature. Other nonrecurring charges of $15.4 million related to direct acquisition costs associated with the Fiberweb Acquisition and impacted Special charges, net.

Other amounts recorded within Operating income (loss) reflect incremental depreciation and amortization associated with the preliminary valuation of property, plant and equipment and identified intangible assets. Amounts recorded within Interest expense reflects incremental interest expense, including $0.9 million of deferred financing costs amortization, associated with borrowings incurred to finance the Fiberweb Acquisition.

(3)	See Note 5 for additional information on the components included under the heading “Providência As Adjusted.”

(4)	See Note 4 for additional information on the components included under the heading “Providência Pro Forma Adjustments.”

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1.  Basis of Presentation

The unaudited pro forma condensed combined financial information herein is based upon the historical consolidated financial statements of the Company, Fiberweb and Providência and has been prepared to illustrate the effects of the Fiberweb Acquisition, the Fiberweb Refinancing and the Transactions. The accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 29, 2014, the three months ended March 30, 2013 and the year ended December 28, 2013 have been prepared to give pro forma effect to the Fiberweb Acquisition, the Fiberweb Refinancing and the Transactions as if they had occurred on December 30, 2012. The accompanying unaudited pro forma condensed combined balance sheet as of March 29, 2014 has been prepared to give pro forma effect to the Fiberweb Acquisition, the Fiberweb Refinancing and the Transactions as if they had occurred on March 29, 2014.

Following the Providência Acquisition, the Company will indirectly own 71.25% of the outstanding capital stock of Providência. Within 30 days of the completion of the Providência Acquisition, Acquisition Co. will commence the Mandatory Tender Offer. While the Company intends to acquire the remaining shares of Providência pursuant to the Mandatory Tender Offer, there is no assurance that the Company will be able to do so. If the Company does acquire more shares, its balance sheet will reflect lower cash and minority interests and its combined statements of operations will reflect lower minority interest expense for the percentage of Providência capital stock that the Company acquires. Assuming all shares outstanding that will not be owned by Acquisition Co. after the closing of the Providência Acquisition are tendered by the minority shareholders on the same terms and price per share as that payable to the Sellers under the Stock Purchase Agreement, the total consideration for the Mandatory Tender Offer would be approximately R$228.2 million (or $100.8 million), payable as follows: (1) R$184.3 million (or $81.4 million) would be due on the closing date of the Mandatory Tender Offer, of which (i) approximately R$176.7 million (or $78.1 million) would be paid to the tendering minority shareholders and (ii) R$7.6 million (or $3.4 million) would be deposited into an escrow account to guarantee certain indemnification obligations, which amount would be released to the tendering minority shareholders if such obligations are not due, and (2) approximately R$43.1 million (or $19.0 million) would constitute deferred purchase price, which would accrete at a rate of 9.5% per annum accrued daily, and paid to the tendering minority shareholders to the extent certain existing and potential tax claims of Providência are resolved. The following unaudited pro forma condensed combined financial information, assumes that the Company only owns 71.25% of the outstanding capital stock of Providência. Certain amounts in the Providência consolidated financial statements have been reclassified to conform to the Company’s basis of presentation.

The historical financial statements of Providência and Fiberweb have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Any measurement differences in accounting principles between IFRS and U.S. Generally Accepted Accounting Principles (“GAAP”) as they apply to Providência or Fiberweb have been adjusted to reflect results in accordance with GAAP. Adjustments have also been made to conform Providência’s accounting policies to the Company’s. Providência has historically reported its financial statements in its local currency, the Brazilian Real (“BRL” or R$). In order to present the pro forma condensed combined financial statements in U.S. dollars, Providência’s balance sheet has been translated using the spot rate on March 29, 2014, and each of Providência’s statement of operations have been translated using the average rate for the applicable period. Adjustments have also been made to conform Fiberweb’s accounting policies to the Company’s. Fiberweb has historically reported its financial information in its local currency, British pounds sterling (“GBP” or £). In order to present the pro forma condensed combined financial statements in U.S. dollars, Fiberweb’s balance sheet data have been translated using the spot rate on March 29, 2014, and Fiberweb’s statement of operations data have been translated using the average rate for the applicable period. Certain reclassifications of amounts reported by Providência and Fiberweb have been made to conform with the Company’s presentation.

Note 2.  Preliminary Estimated Purchase Price Allocation

The Providência Acquisition has been accounted for using the acquisition method of accounting in accordance with current accounting guidance for business combinations and non-controlling interest. As a result, the total purchase price has been preliminarily allocated to the net tangible and intangible assets acquired and liabilities assumed of Providência based on their estimated fair values. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill.

The preliminary allocation of the purchase price, as if the Providência Acquisition occurred on March 29, 2014, is as follows:

March 29, 2014
in thousands
Cash	$20,948
Accounts receivable	70,157
Inventory	33,000
Other current assets	29,840
Property and equipment	400,000
Intangible assets	4,500
Other assets	9,037

Total assets acquired	567,482
Accounts payable and accrued expenses	22,695
Other liabilities	1,345
Long-term debt	64,974
Deferred income taxes	38,594
Noncontrolling interest	96,196

Total liabilities assumed	223,804
Net assets acquired	343,678
Goodwill	80,484

Purchase price allocation	$424,162

Note 3.  Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The following is a summary of pro forma adjustments reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet. These adjustments are based on preliminary estimates, which may change as additional information is obtained:

A.	At acquisition, assets and liabilities of an acquired business are to be recognized at fair value. Accounts receivable are valued under an “in use” premise where a market participant would acquire the business and collect the accounts receivables in the normal course of business assuming their highest and best use. Therefore, the Company estimated that the current value of Providência’s accounts receivables reflects their fair value as of March 29, 2014.

B.	At acquisition, assets and liabilities of an acquired business are to be recognized at fair value. Inventory is valued at net realizable value which is the estimated selling price, less the sum of (a) cost of disposal and (b) a reasonable profit margin for the selling effort. Based upon a preliminary valuation analysis, for the purpose of these pro forma condensed combined financial statements, the estimated fair value of acquired inventory is $33.0 million. The impact of this adjustment is not reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations since it is expected to be nonrecurring in nature.

C.	At acquisition, property, plant and equipment is required to be measured at fair value. Based upon a preliminary valuation analysis, for the purpose of these pro forma condensed combined financial statements, the estimated fair value of acquired property, plant and equipment of Providência is $400.0 million. The preliminary fair value has been estimated using the cost approach in which the concept of replacement is used as an indicator of fair value. As a result, the Company recorded an $75.2 million adjustment to property, plant and equipment to reflect the fair value adjustment as of March 29, 2014.

D.	Represents the elimination of Providência’s pre-acquisition goodwill and other identifiable intangible assets of $143.4 million and $24.7 million, respectively. In addition, the adjustments reflect the expected repayment of approximately $193.9 million (of which $49.0 million is presented within Current portion of long-term debt) of Providência’s debt in connection with the Providência Acquisition.

E.	Based upon a preliminary valuation analysis of Providência, for the purpose of these pro forma condensed combined financial information, the Company identified a finite-lived customer relationship intangible asset with an estimated fair value of $4.5 million. The preliminary fair value has been estimated based on an income approach methodology using the multi-period excess earnings method.

F.	Represents the excess of the purchase price over the fair value of identified assets acquired and liabilities assumed.

G.	In connection with the Providência Acquisition, we expect to borrow $310.0 million of Additional Term Loans pursuant to the Incremental Amendment and issue $210.0 million aggregate principal amount of senior unsecured notes. These amounts are recorded under Long-term debt, less the current portion, in the Condensed Combined Balance Sheets as the Additional Term Loans and the senior unsecured notes due in 2019.

A reconciliation of the sources to fund the purchase price consideration is as follows:

Increase / (Decrease)
in thousands
Additional Term Loans	$310,000
Senior unsecured notes	210,000

Total Debt	520,000
Deferred consideration	47,228

Total funding	567,228
Less:
Debt issuance costs	(14,725)
Transaction costs	(29,060)
Cash to balance sheet	(99,281)

Net sources to fund the purchase price consideration	$424,162

The aggregate purchase price for the Providência Acquisition is $424.2 million, including $47.2 million of deferred consideration to be paid to the majority shareholders to the extent certain existing and potential tax claims of Providência are resolved.

H.	Reflects $14.7 million of assumed deferred financing costs incurred in connection with the $310.0 million of Additional Term Loans and the issuance of $210.0 million aggregate principal amount of senior unsecured notes. These costs will be deferred and recognized over the respective term of the Term Loan and the life of the senior unsecured notes using the straight-line method. Per current accounting guidance, transaction costs are expensed as incurred and therefore, reflected in Retained earnings (deficit). However, the impact of transaction costs related to the Transactions have not been reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations since these costs are expected to be nonrecurring in nature.

I.	Reflects the elimination of $6.5 million of derivative financial instruments associated with Providência’s outstanding debt at the date of acquisition. Other related amounts associated with the debt repayment reflect the elimination of $0.7 million in deferred financing costs. In addition, the Company entered into a financial instrument with a third-party financial institution to minimize foreign exchange risk on the consideration paid for the Providência Acquisition. As of March 29, 2014, the fair value of the financial instrument was $10.9 million, which was eliminated as of the date of acquisition.

J.	Reflects the elimination of the separate components of Providência’s historical stockholders’ equity assuming the purchase of the 71.25% controlling interest.

K.	Reflects an adjustment to deferred taxes associated with the preliminary valuation analysis of intangible assets assuming an effective tax rate of 35.1% (the Company’s applicable statutory tax rate).

Note 4.  Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

The following is a summary of pro forma adjustments reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations. These adjustments are based on preliminary estimates, which may change as additional information is obtained:

A.	Reflects the increase in depreciation expense as a result of the preliminary allocation of the purchase price to Providência’s property, plant and equipment. The average estimated useful life of the property, plant and equipment is considered to be 19 years. The estimated useful lives have been determined based upon historical acquisition experience, economic factors and future cash flows.

B.	Reflects the increase in amortization expense as a result of the preliminary allocation of the purchase price to the creation of the finite-lived customer relationship intangible asset. The average estimated useful life of the intangible asset is considered to be 15 years, determined based upon various accounting studies, historical acquisition experience, economic factors and future cash flows. The adjustment is net of historical amounts recorded for previously established intangible assets recorded by Providência that have been eliminated due to the Providência Acquisition.

C.	Represents the increase in interest expense associated with borrowing $310.0 million of Additional Term Loans pursuant to the Incremental Amendment and issuance of $210.0 million aggregate principal amount of senior unsecured notes in connection with the Providência Acquisition. In addition, the amortization of deferred financing costs was included to determine the total increase in interest expense.

D.	During the three months ended March 29, 2014, the Company entered into a series of financial instruments used to minimize foreign exchange risk on the future consideration to be paid for the Providência Acquisition and the deferred consideration. For purposes of the pro forma condensed combined financial statements, the impact of such financial instruments in place related to the Providência Acquisition has been eliminated.

E.	For purposes of the pro forma condensed combined financial statements, the effective rate of 35.1% (the Company’s applicable statutory tax rate) has been used for all periods presented to calculate the tax effect associated with the pro forma adjustments. The rate is an estimate and does not take into account future tax strategies that may apply to the entire Company.

F.	Noncontrolling interest represents the minority partners’ interest in the income or loss of consolidated subsidiaries which are not wholly-owned by the Company. The unaudited pro forma condensed combined financial information, assumes that the Company only owns 71.25% of the outstanding capital stock of Providência.

Note 5.  Providência Historical Financial Information

Financial information reported under the column heading “Providência As Adjusted” has been adjusted to represent Providência’s historical financial information issued under GAAP and further adjusted to conform with the Company’s accounting policies. In addition, the financial information has been translated from Providência’s local currency, the Brazilian Real, to the U.S. dollar. A reconciliation of Providência’s historical balance sheet to amounts presented in the Unaudited Pro Forma Condensed Combined Balance Sheet under the column heading “Providência As Adjusted” is as follows:

Providência

Consolidated Balance Sheet

IFRS to GAAP Reconciliation

As of March 29, 2014

	Providência As Reported (BRL)		Providência Translated(A) (USD)	Conforming Adjustments(B) (USD)		Providência As Adjusted (USD)
	in thousands
ASSETS
Current assets:
Cash and cash equivalents	R$	47,404	$20,948	$—		$20,948
Accounts receivable, net		165,408	73,094	(2,937)	E	70,157
Inventories, net		77,677	34,325	(4,881)	E	29,444
Deferred income taxes		—	—	3,870	D,E	3,870
Other current assets		73,514	32,486	681	D	33,167

Total current assets		364,003	160,853	(3,267)		157,586

Property, plant and equipment, net		853,866	377,323	(52,484)	C,E	324,839
Goodwill		—	—	143,403	B	143,403
Intangible assets, net		41,176	18,196	6,530	D	24,726
Deferred income taxes		35,402	15,644	(11,364)	D	4,280
Other noncurrent assets		10,766	4,757	—		4,757

Total assets	R$	1,305,213	$576,773	$82,818		$659,591

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	R$	—	$—	$—		$—
Accounts payable and accrued expenses		51,356	22,695	—		22,695
Income taxes payable		2,470	1,091	(169)		922
Deferred income taxes		—	—	—		—
Current portion of long-term debt		95,750	42,312	681	D	42,993

Total current liabilities		149,576	66,098	512		66,610

Long-term debt		473,954	209,440	6,469	D	215,909
Deferred income taxes		16,455	7,271	8,510	D	15,781
Deferred consideration		—	—	—		—
Other noncurrent liabilities		957	423	—		423

Total liabilities		640,942	283,232	15,491		298,723

Commitments and contingencies
Stockholders’ equity:
Common stock		409,003	180,738	—		180,738
Additional paid-in capital		12,439	5,497	(66)		5,431
Retained earnings (deficit)		244,231	107,926	67,393		175,319
Accumulated other comprehensive income (loss)		(1,402)	(620)	—		(620)

Total PGI stockholders’ equity		664,271	293,541	67,327		360,868
Noncontrolling interest		—	—	—		—

Total equity		664,271	293,541	67,327		360,868

Total liabilities and equity	R$	1,305,213	$576,773	$82,818		$659,591

The following is a summary of the material adjustments reflected in the IFRS to GAAP Reconciliation for amounts reported in the Unaudited Pro Forma Condensed Combined Balance Sheet under the “Providência As Adjusted” column heading:

A.	Historical financial information of Providência has been translated to U.S. Dollars using the March 29, 2014 spot rate of R$0.4419 to $1.00.

B.	The Company has updated Providência’s balance sheet to reflect certain fair value adjustments required under GAAP associated with a 2007 transaction whereby Providência was acquired by a group of private investors for an aggregate purchase price of R$932 million. In addition, the Company has further updated Providência’s balance sheet to reflect certain fair value adjustments required under GAAP associated with the 2007 acquisition of ISOFILME by Providência, which was purchased for an aggregate purchase price of R$43.0 million. The transaction increased fixed assets by $62.6 million, increased goodwill by $143.4 million and reduced deferred taxes assets by $57.6 million.

C.	Providência adopted IFRS during 2010. As part of the first time adoption, a retrospective revaluation adjustment was allowed to adjust the historical cost of property, plant and equipment to its current fair value with a corresponding adjustment to equity. Under GAAP, property, plant and equipment is recognized at historical cost and revaluation adjustments are not permitted. As a result, the Company has updated the balance sheet to properly reflect amounts under GAAP which included a $97.5 million reduction in fixed assets and a $33.2 million reduction in deferred taxes liabilities.

D.	Under IFRS, all deferred taxes are recorded as noncurrent amounts. Under GAAP, deferred tax assets and liabilities must be classified as either current or noncurrent, governed by the classification of the related asset or liability that gives rise to the tax asset or liability. As a result, the Company has made appropriate reclassifications to properly present deferred tax amounts under GAAP. Other reclassifications include $6.5 million of deferred financing costs classified as intangible assets under GAAP previously classified as long-term debt.

E.	The Company has made adjustments to conform Providência’s accounting policies to the Company’s. Areas include capitalization thresholds for expenditures, the useful lives of property, plant and equipment, the alignment of inventory and bad debt reserves as well as the alignment of revenue recognition policies. As a result, the balance sheet was adjusted to reduce accounts receivable by $2.9 million, inventory by $4.9 million, fixed assets by $17.5 million and deferred tax liabilities by $5.6 million.

A reconciliation of Providência’s historical income statements to amounts presented in the Unaudited Pro Forma Condensed Combined Statement of Operations under the column heading “Providência As Adjusted” is as follows:

Providência

Consolidated Statement of Operations

IFRS to GAAP Reconciliation

For the Three Months Ended March 29, 2014

	Providência As Reported (BRL)		Providência Translated (USD)(A)	Conforming Adjustments (USD)(B)		Providência As Adjusted (USD)
	in thousands
Net sales	R$	211,749	$89,570	$(49)	D	$89,521
Cost of goods sold		(160,554)	(67,915)	(1,528)	C,D	(69,443)

Gross profit		51,195	21,655	(1,577)		20,078
Selling, general and administrative expenses		(35,560)	(15,042)	(38)		(15,080)
Special charges, net		—	—	—		—
Other operating, net		—	—	—		—

Operating income (loss)		15,635	6,613	(1,615)		4,998
Other income (expense):
Interest expense		(5,693)	(2,408)	—		(2,408)
Foreign currency and other, net		(6,256)	(2,646)	(132)		(2,778)

Income (loss) before income taxes		3,686	1,559	(1,747)		(188)
Income tax (provision) benefit		(5,336)	(2,257)	594	E	(1,663)

Net income (loss)	R$	(1,650)	$(698)	$(1,153)		$(1,851)

The following is a summary of the material adjustments reflected in the IFRS to GAAP Reconciliation for amounts reported in the Unaudited Pro Forma Condensed Combined Statement of Operations under the “Providência As Adjusted” column heading:

A.	Historical financial information of Providência has been translated to U.S. Dollars using the weighted-average rate for the respective period. For the three months ended March 29, 2014, the weighted-average rate was R$0.4230 to $1.00.

B.	The Company has updated Providência’s balance sheet to reflect certain fair value adjustments required under GAAP associated with a 2007 transaction whereby Providência was acquired by a group of private investors for an aggregate purchase price of R$932 million. In addition, the Company has further updated Providência’s balance sheet to reflect certain fair value adjustments required under GAAP associated with the 2007 acquisition of ISOFILME by Providência, which was purchased for an aggregate purchase price of R$43.0 million. As a result of the adjustments made to the balance sheet for these transactions, the Company increased Cost of goods sold by $0.7 million to reflect ongoing activities.

C.	Providência adopted IFRS during 2010. As part of the first time adoption, a retrospective revaluation adjustment was allowed to adjust the historical cost of property, plant and equipment to its current fair value with a corresponding adjustment to equity. Under GAAP, property, plant and equipment is recognized at historical cost and revaluation adjustment are not permitted. As a result, the Company has updated the balance sheet to properly reflect amounts under GAAP which included a $1.6 million reduction in Cost of goods sold.

D.	The Company has made adjustments to conform Providência’s accounting policies to the Company’s. Areas include capitalization thresholds for expenditures, the useful lives of property, plant and equipment, the alignment of inventory and bad debt reserves as well as the alignment of revenue recognition policies. Related impacts to the Statement of Operations increased Cost of goods sold by $2.5 million.

E.	For purposes of the IFRS to GAAP reconciliation, the effective tax rate of 35.1% (the Company’s applicable statutory tax rate) has been used to calculate any necessary tax effects associated with these adjustments. The rate is an estimate and does not take into account future tax strategies that may apply to the entire Company.

Providência

Consolidated Statement of Operations

IFRS to GAAP Reconciliation

For the Three Months Ended March 30, 2013

	Providência As Reported (BRL)		Providência Translated(A) (USD)	Conforming Adjustments(B) (USD)		Providência As Adjusted (USD)
	in thousands
Net sales	R$	160,609	$80,481	$(1,424)	D	$79,057
Cost of goods sold		(114,921)	(57,587)	385	C,D	(57,202)

Gross profit		45,688	22,894	(1,039)		21,855
Selling, general and administrative expenses		(29,728)	(14,896)	(41)		(14,937)
Special charges, net		—	—	—		—
Other operating, net		—	—	—		—

Operating income (loss)		15,960	7,998	(1,080)		6,918
Other income (expense):
Interest expense		(4,753)	(2,382)	—		(2,382)
Foreign currency and other, net		(3,329)	(1,668)	(31)		(1,699)

Income (loss) before income taxes		7,878	3,948	(1,111)		2,837
Income tax (provision) benefit		(2,828)	(1,417)	378	E	(1,039)

Net income (loss)	R$	5,050	$2,531	$(733)		$1,798

The following is a summary of the material adjustments reflected in the IFRS to GAAP Reconciliation for amounts reported in the Unaudited Pro Forma Condensed Combined Statement of Operations under the “Providência As Adjusted” column heading:

A.	Historical financial information of Providência has been translated to U.S. Dollars using the weighted-average rate for the respective period. For the three months ended March 30, 2013, the weighted-average rate was R$0.5011 to $1.00.

B.	The Company has updated Providência’s balance sheet to reflect certain fair value adjustments required under GAAP associated with a 2007 transaction whereby Providência was acquired by a group of private investors for an aggregate purchase price of R$932 million. In addition, the Company has further updated Providência’s balance sheet to reflect certain fair value adjustments required under GAAP associated with the 2007 acquisition of ISOFILME by Providência, which was purchased for an aggregate purchase price of R$43.0 million. As a result of the adjustments made to the balance sheet for these transactions, the Company increased Cost of goods sold by $0.8 million to reflect ongoing activities.

C.	Providência adopted IFRS during 2010. As part of the first time adoption, a retrospective revaluation adjustment was allowed to adjust the historical cost of property, plant and equipment to its current fair value with a corresponding adjustment to equity. Under GAAP, property, plant and equipment is recognized at historical cost and revaluation adjustment are not permitted. As a result, the Company has updated the balance sheet to properly reflect amounts under GAAP which included a $1.9 million reduction in Cost of goods sold.

D.	The Company has made adjustments to conform Providência’s accounting policies to the Company’s. Areas include capitalization thresholds for expenditures, the useful lives of property, plant and equipment, the alignment of inventory and bad debt reserves as well as the alignment of revenue recognition policies. Related impacts to the Statement of Operations increased Cost of goods sold by $0.7 million.

E.	For purposes of the IFRS to GAAP reconciliation, the effective tax rate of 35.1% (the Company’s applicable statutory tax rate) has been used to calculate any necessary tax effects associated with these adjustments. The rate is an estimate and does not take into account future tax strategies that may apply to the entire Company.

Providência

Consolidated Statement of Operations

IFRS to GAAP Reconciliation

For the Year Ended December 28, 2013

	Providência As Reported (BRL)		Providência Translated(A) (USD)	Conforming Adjustments(B) (USD)		Providência As Adjusted (USD)
	in thousands
Net sales	R$	782,002	$362,458	$(1,844)	D	$360,614
Cost of goods sold		(578,579)	(268,171)	(4,172)	C,D	(272,343)

Gross profit		203,423	94,287	(6,016)		88,271
Selling, general and administrative expenses		(119,809)	(55,531)	(194)		(55,725)
Special charges, net		—	—	—		—
Other operating, net		(2,717)	(1,260)	—		(1,260)

Operating income (loss)		80,897	37,496	(6,210)		31,286
Other income (expense):
Interest expense		(27,811)	(12,890)	—		(12,890)
Foreign currency and other, net		(11,554)	(5,356)	490		(4,866)

Income (loss) before income taxes		41,532	19,250	(5,720)		13,530
Income tax (provision) benefit		(14,612)	(6,773)	1,945	E	(4,828)

Net income (loss)	R$	26,920	$12,477	$(3,775)		$8,702

The following is a summary of the material adjustments reflected in the IFRS to GAAP Reconciliation for amounts reported in the Unaudited Pro Forma Condensed Combined Statement of Operations under the “Providência As Adjusted” column heading:

A.	Historical financial information of Providência has been translated to U.S. Dollars using the weighted-average rate for the respective period. For the year ended December 28, 2013, the weighted-average rate was R$0.4635 to $1.00.

B.	The Company has updated Providência’s balance sheet to reflect certain fair value adjustments required under GAAP associated with a 2007 transaction whereby Providência was acquired by a group of private investors for an aggregate purchase price of R$932 million. In addition, the Company has further updated Providência’s balance sheet to reflect certain fair value adjustments required under GAAP associated with the 2007 acquisition of ISOFILME by Providência, which was purchased for an aggregate purchase price of R$43.0 million. As a result of the adjustments made to the balance sheet for these transactions, the Company increased Cost of goods sold by $3.6 million to reflect ongoing activities.

C.

Providência adopted IFRS during 2010. As part of the first time adoption, a retrospective revaluation adjustment was allowed to adjust the historical cost of property, plant and equipment to its current fair value with a corresponding adjustment to equity. Under GAAP, property, plant and equipment is recognized at historical cost and revaluation adjustment are not permitted. As a result, the Company has updated the balance sheet to properly reflect amounts under GAAP which included a $7.2 million reduction in Cost of goods sold.

D.	The Company has made adjustments to conform Providência’s accounting policies to the Company’s. Areas include capitalization thresholds for expenditures, the useful lives of property, plant and equipment, the alignment of inventory and bad debt reserves as well as the alignment of revenue recognition policies. Related impacts to the Statement of Operations increased Cost of goods sold by $7.8 million.

E.	For purposes of the IFRS to GAAP reconciliation, the effective tax rate of 35.1% (the Company’s applicable statutory tax rate) has been used to calculate any necessary tax effects associated with these adjustments. The rate is an estimate and does not take into account future tax strategies that may apply to the entire Company.

Note 6.  Fiberweb Historical Financial Information

As a result of the Fiberweb Acquisition, the operating results of Fiberweb Limited (formerly Fiberweb plc) have been included in the Company’s historical financial information since November 15, 2013.

Historical financial information reported under the column heading “Fiberweb As Adjusted” has been adjusted to include Fiberweb’s historical results prior to the Fiberweb Acquisition (from January 1, 2013 through November 14, 2013 for the year ended December 28, 2013 and from January 1, 2013 through March 31, 2013 for the three months ended March 30, 2013). Any measurement differences in accounting principles between IFRS and GAAP as they apply to Fiberweb have been adjusted to reflect results in accordance with GAAP and further adjusted to conform with the Company’s accounting policies. In addition, results have been translated from Fiberweb’s local currency, the pounds sterling (“GBP” or “£”), to the U.S. dollar. A reconciliation of Fiberweb’s historical Statements of Operations to amounts presented in the Unaudited Pro Forma Condensed Combined Statement of Operations under the column heading “Fiberweb As Adjusted” is as follows:

Fiberweb

Consolidated Statement of Operations

IFRS to U.S. GAAP Reconciliation

For the Three Months Ended March 30, 2013

	Fiberweb As Reported (GBP)	Fiberweb Translated(A) (USD)	Conforming Adjustments (USD)		Fiberweb As Adjusted (USD)
	in thousands
Net sales	£76,216	$118,478	$246	D	$118,724
Cost of goods sold	(59,490)	(92,477)	(385)	B,D	(92,862)

Gross profit	16,726	26,001	(139)		25,862
Selling, general and administrative expenses	(13,443)	(20,897)	690	C,D	(20,207)
Special charges, net	(256)	(398)	—		(398)
Other operating, net	558	867	—		867

Operating income (loss)	3,585	5,573	551		6,124
Other income (expense):
Interest expense	(118)	(183)	(373)	B	(556)
Foreign currency and other, net	—	—	—		—

Income (loss) before income taxes	3,467	5,390	178		5,568
Income tax (provision) benefit	(1,228)	(1,909)	(67)	E	(1,976)

Net income (loss)	£2,239	$3,481	$111		$3,592

The following is a summary of the material adjustments reflected in the IFRS to U.S. GAAP Reconciliation for amounts reported in the Unaudited Pro Forma Condensed Combined Statement of Operations under the “Fiberweb As Adjusted” column heading for the three months ended March 30, 2013:

A.	Historical financial information of Fiberweb has been translated to U.S. Dollars using the weighted-average rate. For the three months ended March 30, 2013, the weighted-average rate was £1.5545 to $1.00.

B.	The Company has adjusted Property, plant and equipment for a transaction recorded as a sale/leaseback under IFRS. Due to continuing involvement with the property, the Company has recognized the asset and a related financing obligation in accordance with GAAP. Related impacts to the Statement of Operations are included in Cost of goods sold and Interest expense.

C.	The Company has adjusted Accumulated other comprehensive income (loss) for amounts related to defined benefit plans. Under IFRS, actuarial gains and losses are recognized immediately in the statement of operations, whereas these amounts are deferred in Accumulated other comprehensive income (loss) using a corridor approach under GAAP.

D.	The Company has made adjustments to conform Fiberweb’s accounting policies to the Company’s. Areas include capitalization thresholds for expenditures, warranties, the alignment of inventory and bad debt reserves as well as accounting for spare parts inventory. Related impacts to the Statement of Operations increased Cost of goods sold by $0.7 million.

E.	The effective tax rate of 37.7% (the Company’s applicable statutory tax rate) has been used to calculate any necessary tax effects associated with these adjustments. The rate is an estimate and does not take into account future tax strategies that may apply to the entire Company.

Fiberweb

Consolidated Statement of Operations

IFRS to U.S. GAAP Reconciliation

For the Period Ended November 14, 2013

	Fiberweb As Reported (GBP)	Fiberweb Translated(A) (USD)	Conforming Adjustments (USD)		Fiberweb As Adjusted (USD)
	in thousands
Net sales	£253,997	$397,404	$243	D	$397,647
Cost of goods sold	(199,985)	(312,897)	459	B,D	(312,438)

Gross profit	54,012	84,507	702		85,209
Selling, general and administrative expenses	(45,274)	(70,836)	304	C,D	(70,532)
Special charges, net	(31,870)	(49,864)	33,919	E	(15,945)
Other operating, net	1,459	2,283	(274)		2,009

Operating income (loss)	(21,673)	(33,910)	34,651		741
Other income (expense):
Interest expense	(1,128)	(1,765)	(1,134)	B	(2,899)
Foreign currency and other, net	—	—	—		—

Income (loss) before income taxes	(22,801)	(35,675)	33,517		(2,158)
Income tax (provision) benefit	(2,347)	(3,672)	152	F	(3,520)

Net income (loss)	(25,148)	(39,347)	33,669		(5,678)
Less: Noncontrolling interests	(81)	(127)	—		(127)

Net income (loss) attributable to PGI	£(25,067)	$(39,220)	$33,669		$(5,551)

The following is a summary of the material adjustments reflected in the IFRS to U.S. GAAP Reconciliation for amounts reported in the Unaudited Pro Forma Condensed Combined Statement of Operations under the “Fiberweb As Adjusted” column heading for the period ended November 14, 2013:

A.	Historical financial information of Fiberweb has been translated to U.S. Dollars using the weighted-average rate of £1.5646 to $1.00.

B.	The Company has adjusted Property, plant and equipment for a transaction recorded as a sale/leaseback under IFRS. Due to continuing involvement with the property, the Company has recognized the asset and a related financing obligation in accordance with GAAP. Related impacts to the Statement of Operations are included in Cost of goods sold and Interest expense.

C.	The Company has adjusted Accumulated other comprehensive income (loss) for amounts related to defined benefit plans. Under IFRS, actuarial gains and losses are recognized immediately in the statement of operations, whereas these amounts are deferred in Accumulated other comprehensive income (loss) using a corridor approach under GAAP.

D.	The Company has made balance sheet adjustments to conform Fiberweb’s accounting policies to the Company’s. Areas include capitalization thresholds for expenditures, warranties, the alignment of inventory and bad debt reserves as well as accounting for spare parts inventory. Related impacts to the Statement of Operations increased Cost of goods sold by $0.4 million.

E.	During the period ended November 14, 2013, Fiberweb recorded a goodwill impairment charge of £22.0 million in accordance with IFRS. Under GAAP, an impairment charge would not have been recognized and therefore the Company reversed the USD equivalent within Special charges, net.

F.	The effective tax rate of 37.7% (the Company’s applicable statutory tax rate) has been used to calculate any necessary tax effects associated with these adjustments. The rate is an estimate and does not take into account future tax strategies that may apply to the entire Company.